Exhibit 23.2

                               CONSENT OF KPMG LLP

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Global Technologies, Ltd.:

     We consent to the incorporation by reference in the Registration Statement on Form S-3 of Global Technologies, Ltd. of our report dated September 27, 2000, except for Note 20 (f) to the consolidated financial statements which is as of October 4, 2000, relating to the consolidated balance sheets of the Global Technologies, Ltd. as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the year ended June 30, 2000, the Transition Period ended June 30, 1999 and the year ended October 31, 1998, which report appears in the June 30, 2000 annual report on Form 10-K of Global Technologies, Ltd. and to the references to our firm under the heading "Experts" in the Registration Statement on Form S-3 of Global Technologies, Ltd.

                                             /s/ KPMG LLP

Phoenix, Arizona
May 7, 2001